Exhibit 10.3

                                    EXHIBIT B
                                    ---------

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                        AND RIGHTS OF CLASS D CUMULATIVE
                                 PREFERRED STOCK

                                       of

                        DEFENSE TECHNOLOGY SYSTEMS, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

     Defense Technology Systems, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation and in accordance with the provision of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Class D Preferred
Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be hereby created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as Class D Preferred Stock (the "Class D Preferred Stock") and the number of shares constituting such series shall be 3,400,000 and the stated value of the Class D Preferred Stock shall be $1.50 per share.

     Section 2. Voting. The Class D Preferred Stock shall have the following voting rights:

     (A) The Corporation shall not, without the affirmative consent of the holders of seventy-five percent of the Class D Preferred Stock, in any manner alter or change the designations, or the powers, preferences, rights, qualifications, limitations, or restrictions or increase the number of authorized shares of the Class D Preferred Stock in any manner.

     (B) The holders of the Class D Preferred Stock shall have the right to vote their Class D Preferred Stock on all matters coming before the owners of the common stock of the Corporation to the same extent as if the holders of the Class D Preferred Stock held the common stock of the Corporation except that the holders of such Class D Preferred Stock shall be entitled to have twenty-two
(22) votes on any and all such matters for each share of the Class D Preferred Stock owned.

     (C) Notwithstanding the provision of paragraph (B) above, on all matters coming before the holders of preferred stock of the Corporation, as a class, or coming before the holders of Class D Preferred Stock of the Corporation, as a class, the holders of the Class D Preferred Stock shall have the right to vote their Class D Preferred Stock with each such share of stock being entitled to one (1) vote on any and all such matters.

     Section 3. Dividends.

     (A) In each year the holders of the Class D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, semi-annual dividends payable in cash on July 1 and January 1 in each year (each such date being referred to herein as "a Dividend Payment Date"), commencing January 1, 2006, in an amount equal to $.015 per share (that is, $.03 per share on an annual basis).

     (B) In the case of the original issuance of shares of Class D Preferred Stock, dividends shall begin to accrue and be cumulative from July 1, 2005. In the case of shares of Class D Preferred Stock issued after July 1, 2005 but prior to any Dividend Payment Date, dividends shall begin to accrue and be cumulative from the date of issue to the next Dividend Payment Date; provided, however, that if dividends are not paid on any such Dividend Payment Date, then dividends shall accrue and be cumulative from the Dividend Payment Date to the date such dividends have been paid. Dividends paid on shares of Class D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such Class D Preferred shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Class D Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     (C) Whenever dividends payable on the Class D Preferred Stock as provided in this Section 3 are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Class D Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (i) pay dividends on any common stock of the Corporation; or (ii) purchase or otherwise acquire for consideration any share of the Class D Preferred Stock, unless required or as provided in Section 4.

     Section 4. Redemption by Corporation. The Corporation may redeem shares of its Class D Preferred Stock pursuant to the following provisions:

     (A) The Corporation may, at any time and from time to time, on or after March 1, 2008, redeem all or a portion of the then outstanding shares of Class D Preferred Stock at the started value thereof (namely $1.50 per share) plus accrued and unpaid dividends thereon (cumulatively the "Redemption Amount") by either (i) a check equal to the Redemption Amount or (ii) such number of share of common stock of the Corporation as determined by dividing the "market value" as calculated pursuant to Section 7 hereof of such common stock as of the date set by the Corporation for such redemption, into the Redemption Amount.

     (B) Notice of any redemption of the Class D Preferred Stock shall be mailed at least thirty, but no more than sixty, days prior to the date fixed for redemption to each holder of Class D Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Class D Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Class D Preferred Stock to be redeemed, or may cause the transfer book of the Corporation to be closed for the transfer of the Class D Preferred Stock, not more than sixty days prior to the date fixed for such redemption.

     (C) Upon any notice of redemption being sent to the holders of Class D Preferred Stock, notwithstanding that any certificates for such share shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Class D Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

     (D) No fractional shares of common stock shall be issued upon redemption of any Class D Preferred Stock. Instead any fractional share of common stock which would otherwise be issuable upon redemption of any Class D Preferred Stock (or specified portions thereof), shall be rounded up to the next whole number of shares of common stock.

     (E) In the case of any certificates of Class D Preferred Stock which is redeemed in part only, upon such redemption the Corporation shall execute and deliver, at the expense of the Corporation, a new certificate or certificates of Class D Preferred Stock in an amount equal to those shares of the Class D Preferred Stock which has not been redeemed by the Corporation.

     Section 5. Reacquired Shares. Any shares of the Class D Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth in the Corporation's Certificate of Incorporation.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of common stock of the Corporation and other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class D Preferred Stock unless, prior thereto, the holder of Class D Preferred Stock shall have received $1.50 per share, plus an amount equal to cumulative unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or (B) to the holders to stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class D Preferred Stock, except distributions made ratably on the Class D Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     Section 7. Market Price; Merger or Consolidation.

     (A) For the purpose of any computation under Section 4, the "market price" per share of common stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days before the day in question. The closing price for each day shall be the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, or if no so reported, the average of the closing bid and asked prices as furnished by any firm acting at that time as a market maker in the common stock, selected from time to time by the Corporation for this purpose.

     (B) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Corporation, the corporation formed by such consolidation or the corporation into which the Corporation shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to holders of all outstanding shares of Class D Preferred Stock written evidence stating the voting power, preferences and relative, participating, option and other special rights of the shares of the Class D Preferred Stock and the qualifications and restrictions thereof. Such written evidence shall provide for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. In this event, the provision of Section 2(A) shall not be applicable and the Corporation shall have the right to modify, in any manner, without the approval of the holders of the Class D Preferred Stock, such of the powers, preferences, qualifications, limitations and restrictions as well as the number of authorized shares of the Class D Preferred Stock, as may be appropriate to accomplish the said merger and/or consolidation. The provisions of this Section 7(B) shall similarly apply to successive consolidations, mergers, sales or transfers.

     Section 8. Notice of Certain Corporate Action.

     (A) In the event that any of the following shall occur, the holders of all Class D Preferred Stock shall have the right to receive notice as provided in this Section 8.

     (i) the Corporation shall declare a dividend (or any other distribution) on its common stock payable otherwise than in cash;

     (ii) the Corporation shall authorize the granting to the holders of its common stock, the right to subscribe for or purchase any shares of capital stock of any class or of any rights;

     (iii) any capital reorganization or any reclassification of the common stock of the Corporation (other than a subdivision or combination of its outstanding shares of common stock), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

     (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

     (B) In the event notice must be given, the Corporation shall cause the same to be delivered to the holders of all Class D Preferred Stock a least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holder of common stock of record to be entitled to such dividend, distribution or rights is to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 9. Taxes on Redemption. The Corporation shall pay any and all transfer tax stamp taxes or similar taxes that may be payable in respect of the issue or delivery of shares of common stock on redemption of Class D Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock in a name other than that of the holders of Class D Preferred Stock to be redeemed, and no such issuance or delivery shall be made unless and until the person requesting such issuance had paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     IN WITNESS WHEREOF, said Defense Technology Systems, Inc. has caused this Certificate of Designation, Preferences and Rights of Class D Preferred Stock to be duly executed by its President and attested to by its Secretary and caused its corporate seal to be affixed thereof on February 28, 2005.

Attest:                             DEFENSE TECHNOLOGY SYSTEMS, INC.


/s/ Philip Rauch                    By:  /s/  Daniel McPhee
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PHILIP RAUCH, Secretary             DANIEL McPHEE, President